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                                                                      Exhibit 99

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                                                       Release: IMMEDIATE
                                                       For:     HADRON, INC.
                                                                (Symbol: HDRN)
Contact:  Amber Gordon
          (703) 329-9400

               HADRON ANNOUNCES ACQUISITION OF ANALEX CORPORATION

          Alexandria, VA, November 1, 2001 -- HADRON, INC. (OTC BB: HDRN) today announced it has signed an agreement to acquire Analex Corporation, a provider of high-tech professional services principally to the U.S. government. Founded in 1981, Analex is a privately held engineering and program management firm whose principal customers are NASA and the U.S. intelligence community. Analex has won numerous awards for the design, development, analysis, and testing of products and systems for the aerospace, information technology, high-tech manufacturing, telecommunications, and medical industries. Analex has more than 300 employees and offices in Cleveland, Ohio; Denver, Colorado; Phoenix, Arizona; and at Kennedy Space Center in Florida. Analex's 2000 revenues exceeded $25 million. The consolidated company will have 450 employees and 2001 revenues of approximately $45 million.

          Sterling Phillips, Hadron's President and CEO, stated, "Analex has a 20-year track record of excellence in supporting NASA and the U.S. intelligence community and is one of the Nation's leading expendable launch vehicle (ELV) engineering firms. Their technical capabilities, agency focus and corporate culture complement those of Hadron exceptionally well. We are convinced that the consolidated company will be more efficient, profitable and competitive as well as having a significantly enhanced capability to serve our customers. The enhanced presence in the intelligence community combined with Hadron's bioterrorism defense capabilities, strengthens the company's role in the homeland security market."

          Lese Ann Kodger, Analex's Chairman and CEO, stated, "Analex is proud of what our employees have accomplished and the reputation for quality they have built over the past 20 years. This merger strengthens our company and our ability to continue to support NASA, DoD and the intelligence agencies. We view Hadron as the right strategic partner and look forward to a smooth integration of our operations."

          Consideration for the transaction consisted of $6.5 million in cash,
3.6 million shares of Hadron restricted common stock and assumption of certain debts. To finance the transaction, Hadron negotiated a new senior credit facility with Bank of America and concluded a private equity placement. The transaction is expected to be finalized within two weeks.

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HADRON NEWS RELEASE: ACQUISITION OF ANALEX CORP.                          PAGE 2
November 1, 2001


          HADRON specializes in developing intelligence and biodefense solutions in support of our Nation's security. Hadron focuses on developing innovative technical solutions for the intelligence community, analyzing and supporting defense systems and developing medical defenses and treatments for toxic agents used in biological warfare and terrorism. The Company's stock trades on the OTC Electronic Bulletin Board under the symbol HDRN. HADRON can be found on the Internet at www.hadron.com. Analex Corporation's web site is www.analex.com. HADRON investor relations can be contacted at (703) 329-9400 or via email at agordon@hadron.com.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may," "will" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the information services, engineering services, software development and government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Hadron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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